UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2012

WEATHERFORD INTERNATIONAL LTD.

(Exact name of registrant as specified in its charter)

Switzerland	1-34258	98-0606750
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

4-6 Rue Jean-Francois Bartholoni, 1204 Geneva, Switzerland	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

Telephone number, area code: 41.22.816.1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

On November 12, 2012, we issued a news release announcing pre-tax results for the quarter ended September 30, 2012. A copy of the press release is furnished as Exhibit 99.1 and incorporated into this Item.

On November 13, 2012, we held a conference call at 8:00 a.m. eastern, 7:00 a.m. central, regarding the quarterly results. This scheduled conference call was previously announced on September 25, 2012 and will be available via real-time webcast.

A replay of the call will be available until 5:00 p.m. eastern, November 28, 2012. The number for the replay is 855-859-2056 or 404-537-3406 for international calls; passcode 34740908.

An enhanced webcast of the replay will be provided by Thomson Reuters and will be available through Weatherford's web site at http://www.weatherford.com. To access the replay, click on the Investor Relations link and then click on the Enhanced Audio Webcast link.

Item 2.06	Material Impairments.

The information required by this item is included in the press release attached as Exhibit 99.1 (specifically the section entitled “Goodwill and Equity Method Investments Impairment”). Such information, but only such information, is incorporated into this Item.

Item 7.01.	Regulation FD Disclosure

On November 12, 2012, we issued a news release announcing pre-tax results for the quarter ended September 30, 2012. A copy of the press release is attached as Exhibit 99.1.

We also are furnishing an update regarding our ongoing efforts to remediate our previously announced material weakness in internal control over financial reporting of income taxes, which is attached as Exhibit 99.2 and additional financial information in lieu of the half year report otherwise required by the SIX Swiss Exchange, which is attached as Exhibit 99.3.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press release dated November 12, 2012, announcing results for the quarter ended September 30, 2012

99.2	Material Weakness Remediation Update, dated November 12, 2012

99.3	Additional Financial Information Required by the SIX Swiss Exchange

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEATHERFORD INTERNATIONAL LTD.

Dated:
November 13, 2012	/s/ John H. Briscoe
John H. Briscoe
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBIT

Number	Exhibit

99.1	Press release dated November 12, 2012, announcing results for the quarter ended September 30, 2012

99.2	Material Weakness Remediation Update, dated November 12, 2012

99.3	Additional Financial Information Required by the SIX Swiss Exchange